UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2005

Avid Technology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Avid Technology Park One Park West Tewksbury, MA		01876
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (978) 640-6789

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Material Agreements

•                  On July 1, 2005, Avid Technology, Inc. (“Avid”) agreed to enter into a consulting arrangement with Jay Anderson, the current Chief Information Officer of Pinnacle Systems, Inc. (“Pinnacle”).   Mr. Anderson will perform services for Avid in the role of Integration Leader from the date of the closing of the Pinnacle acquisition through December 31, 2005.  Mr. Anderson will earn $28,000 per month, consistent with his current compensation.  In the event that the consultant arrangement is terminated by Avid without cause prior to October 31, 2005, Avid will pay Mr. Anderson through October 31, 2005.  During the one-year period following termination of the consulting arrangement, Mr. Anderson will not, either directly or indirectly, (a) solicit or recruit any employee of Avid or Pinnacle to leave his or her employment with Avid or Pinnacle or (b) cause any Avid or Pinnacle customer to terminate or reduce its business relationship with Avid or Pinnacle.

Mr. Anderson has worked for Pinnacle for six years in the positions of Vice President Worldwide Customer Support and Vice President Broadcast operations.

Avid and Mr. Anderson intend to enter into a formal consulting agreement on substantially the same terms set forth above prior to the closing of the acquisition of Pinnacle by Avid.

IMPORTANT ADDITIONAL INFORMATION

Avid Technology, Inc. has filed with the SEC a Registration Statement on Form S-4 Commission File No. 333-124475) in connection with the proposed acquisition of Pinnacle Systems, Inc. by Avid, and Avid and Pinnacle Systems, Inc. have filed with the SEC and mailed to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction on or about June 16, 2005. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Avid, Pinnacle, the transaction and related matters.  Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully.

Investors and security holders are able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Avid and Pinnacle through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders are able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC from Avid by contacting Dean Ridlon, Investor Relations Director for Avid at telephone number 978.640.5309, or from Pinnacle by contacting Deborah B. Demer of Demer IR Counsel, Inc. at telephone number 925.938.2678, extension 224.

Avid and Pinnacle, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding Avid’s directors and executive officers and their interests in the solicitations with respect to the transactions is contained in the Registration Statement and the Joint Proxy Statement/Prospectus filed with the SEC, which are available free of charge as indicated above. Information regarding Pinnacle’s directors and executive officers and their interests in the solicitations with respect to the transactions is contained in the Registration Statement and the Joint Proxy Statement/Prospectus filed with the SEC, which are available free of charge as indicated above.

Some statements in this Current Report of Form 8-K may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to:  (i) the possibility that the transaction will not close or that the closing will be delayed due to antitrust regulatory review or other factors, (ii) the challenges and costs of assimilating the operations and personnel of Pinnacle; (iii) the ability to attract and retain highly qualified employees; (iv) competitive factors, including pricing pressures; (v) reaction of customers of Pinnacle and Avid and related risks of maintaining pre-existing relationships of Pinnacle; (vi) fluctuating currency exchange rates; (vii) adverse changes in general economic or market conditions, particularly in the content-creation industry; and (viii)  other one-time events and other important factors disclosed previously and from time to time in Avid’s and Pinnacle’s filings with the SEC and more specifically set forth in the Joint Proxy Statement/Prospectus filed with the SEC. Avid disclaims any obligation to update any forward-looking statements after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avid Technology, Inc.

Date: July 8, 2005	By:	/s/ Ethan E. Jacks
Ethan E. Jacks
Vice President Business Development and Chief Legal Officer